UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2020, PennyMac Financial Services, Inc. (the “Company”) or subsidiaries thereof entered into the following agreements: Third Amended and Restated Management Agreement (the “Management Agreement”), by and among PennyMac Mortgage Investment Trust (“PMT”), PennyMac Operating Partnership, L.P., a wholly-owned subsidiary of PMT (the “Operating Partnership”), and PNMAC Capital Management, LLC, a wholly-owned subsidiary of the Company (“PCM”); Fourth Amended and Restated Flow Servicing Agreement (the “Servicing Agreement”), between the Operating Partnership and PennyMac Loan Services, LLC, a wholly-owned subsidiary of the Company (“PLS”); Second Amended and Restated Mortgage Banking Services Agreement (“MBS Agreement”), between PLS and PennyMac Corp., a wholly-owned subsidiary of PMT; and Second Amended and Restated MSR Recapture Agreement (“MSR Recapture Agreement”), between PLS and PennyMac Corp. Each of the agreements was approved by the Related Party Matters (“RPM”) Committee of the Company’s board of directors comprised solely of independent board members. Each of the agreements was amended and restated for the primary purpose of extending the terms thereof in advance of its originally scheduled expiration date of September 12, 2020 and modifying certain fees relating thereto. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, which have been filed with this Current Report on Form 8-K as exhibits hereto.

Management Agreement. Pursuant to the terms of the Management Agreement, PCM manages the assets and investment strategies of PMT. For its management services, PCM collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The purpose of the Management Agreement is to align the base and performance incentive components of the management fee with PMT’s investment strategies. The Management Agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” PMT’s “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of its equity securities since its inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); plus its retained earnings at the end of the quarter; less any amount that PMT pays for repurchases or redemptions of its equity securities (allocated on a pro rata daily basis for such repurchases and redemptions during the fiscal quarter of any such repurchases or redemptions); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges as agreed by PMT and PCM.

Pursuant to the Management Agreement, the base management fee is equal to the sum of (i) 1.5% per year of PMT’s shareholders’ equity up to $2 billion, (ii) 1.375% per year of PMT’s shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of PMT’s shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which PMT’s “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of annualized return on PMT’s “equity.” For purposes of determining the amount of the performance incentive fee, “net income” is defined as net income or loss attributable to PMT’s common shareholders, computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined as agreed between PMT and PCM. For this purpose, “equity” is the weighted average of the issue price per common share of all of PMT’s public offerings of common shares, multiplied by the weighted average number of common shares outstanding (including restricted share units issued under PMT’s equity incentive plans) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for PCM to earn a performance incentive fee is adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid in cash or in PMT common shares (subject to a limit of no more than 50% paid in common shares), at PMT’s option.

Under the Management Agreement, PCM is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on PMT’s behalf, it being understood that PCM and its affiliates shall allocate a portion of their personnel’s time to provide certain legal, tax and investor relations services for the direct benefit of PMT and for which PCM shall be reimbursed $165,000 per fiscal quarter, such amount to be reviewed annually and not preclude reimbursement for any other services performed by PCM or its affiliates.

In addition, the Operating Partnership is required to pay PMT’s and its subsidiaries’ pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of PCM and its affiliates required for PMT’s and its subsidiaries’ operations. These expenses will be allocated based on the ratio of PMT’s and its subsidiaries’ proportion of gross assets compared to all remaining gross assets managed or owned by PCM and/or its affiliates as calculated at each fiscal quarter end.

In general, the parties to the Management Agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PCM in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the Management Agreement if (a) PCM or PMT requests such negotiation after a determination by PCM or PMT that the rates of compensation payable to PCM differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request may be made before the second anniversary of the execution and delivery of the Management Agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty (30) days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the Management Agreement.

Under the Management Agreement, PCM may be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) PMT’s termination of the Management Agreement without cause, (2) PCM’s termination of the Management Agreement upon a default by PMT in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof or (3) PCM’s termination of the agreement after the termination by PMT without cause (excluding a non-renewal) of the MBS Agreement, the MSR Recapture Agreement, or the Servicing Agreement. The termination fee is equal to three times the sum of (a) the average annual base management fee, and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by PCM during the 24-month period immediately preceding the date of termination.

PMT may terminate the Management Agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches by PCM of the Management Agreement, upon a change in control of PCM (defined to include a 50% change in the shareholding of PCM in a single transaction or related series of transactions) or upon the termination of the MBS Agreement, the MSR Recapture Agreement or the Servicing Agreement by PLS without cause.

The Management Agreement also provides that, prior to the undertaking by PCM or its affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which PCM or its affiliates will earn a management, advisory, consulting or similar fee, PCM shall present to PMT such new opportunity and the material terms on which PCM proposes to provide services to PMT before pursuing such opportunity with third parties.

Servicing Agreement. Pursuant to the Servicing Agreement, PLS provides servicing for PMT’s portfolio of residential mortgage loans and subservicing for its portfolio of mortgage servicing rights (“MSRs”). Such servicing and subservicing provided by PLS includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. PLS also engages in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate owned properties (“REO”). The Servicing Agreement expires, unless terminated earlier in accordance with the terms of the Servicing Agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

The base servicing fee rates for non-distressed mortgage loans subserviced by PLS on behalf of PMT are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on behalf of PMT are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, PLS is entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or $75 per month if the underlying mortgaged property becomes REO. PLS is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees, as well as certain fees relating to additional forbearance and modification activities required as a result of the COVID-19 pandemic.

The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or whether the underlying mortgage property has become REO. The base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $95 per month for loans where foreclosure proceedings have commenced. The base servicing fee rate for REO is $75 per month. To the extent that PMT rents its REO under its REO rental program, PLS is entitled to an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to PLS’ cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income if PLS provides property management services directly. PLS is also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third party vendor fees.

PLS is also entitled to certain activity-based fees for distressed whole mortgage loans that are charged based on the achievement of certain events. These fees range from $750 for a streamline modification to $1,750 for a liquidation or reperformance and $500 for a deed-in-lieu of foreclosure.  PLS is not entitled to earn more than one liquidation fee, reperformance fee or modification fee in any 18-month period.

In addition, because PMT has limited employees and infrastructure, PLS is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, PLS receives a supplemental servicing fee of $25 per month for each distressed whole loan. PLS is entitled to reimbursement for all customary, good faith reasonable and necessary out-of-pocket expenses incurred by PLS in performance of its servicing obligations.

Except as otherwise provided in the MSR Recapture Agreement, when PLS effects a refinancing of a loan on behalf of PMT and not through a third-party lender and the resulting loan is readily saleable, or PLS originates a loan to facilitate the disposition of the real estate acquired by PMT in settlement of a loan, PLS is entitled to receive from PMT market-based fees and compensation consistent with pricing and terms PLS offers unaffiliated third parties on a retail basis.

PLS continues to be entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses incurred by PLS in connection with the performance of its servicing obligations.

In general, the parties to the Servicing Agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the Servicing Agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request may be made before the second anniversary of the execution and delivery of the Servicing Agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty (30) days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the Servicing Agreement.

No automatic renewal of the Servicing Agreement will occur upon the conclusion of the initial term or any renewal period if the Operating Partnership or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate the Servicing Agreement without cause if either of the MBS Agreement or the MSR Recapture Agreement is terminated by PennyMac Corp. without cause as provided in each such agreement or the Management Agreement is terminated by PMT without cause as provided in such agreement and (ii) the Operating Partnership has the right to terminate the Servicing Agreement without cause if either of the MBS Agreement or the MSR Recapture Agreement is terminated by PLS without cause or the Management Agreement is terminated by PCM as provided in such agreement. The Servicing Agreement is further subject to termination under other circumstances, generally including (a) in whole, at the election of either party following a specified default or other for-cause event on the part of the other, (b) in part with respect to one or more individual loans, at the election of the Operating Partnership in connection with a sale of such loan(s) or if such loan(s) become seriously delinquent or the real estate is acquired on behalf of the lender, and (c) in whole at the election of PLS or the Operating Partnership if PennyMac Corp. or PLS, respectively, defaults in its obligations under the MSR Recapture Agreement. The Operating Partnership is required to pay release fees to PLS in connection with certain terminations.

MBS Agreement. Under the MBS Agreement, PLS provides PennyMac Corp. with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PennyMac Corp. from correspondent lenders. Pursuant to the MBS Agreement, PLS has agreed to provide such services exclusively for the benefit of PennyMac Corp., and PLS and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon PLS, if PennyMac Corp. is unable to purchase or finance mortgage loans as contemplated under the MBS Agreement for any reason. The MBS Agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

In consideration for the mortgage banking services provided by PLS with respect to PennyMac Corp.’s acquisition of mortgage loans, PLS is entitled to aggregate quarterly fulfillment fees not to exceed the following: (i) the number of loan commitments multiplied by a pull-through factor of either ..99 or .80 depending on whether the loan commitments are subject to a “mandatory trade confirmation” or a “best efforts lock confirmation” and then multiplied by $585 for each pull-through adjusted loan commitment up to and including 16,500 per quarter and $315 for each pull-through adjusted loan commitment in excess of 16,500 per quarter, plus (ii) $355 multiplied by the number of purchased loans up to the and including 16,500 per quarter and $195 multiplied by the number of purchased loans exceeding 16,500 per quarter, plus (iii) $750 multiplied by the number of all purchased loans other than Fannie Mae and Freddie Mac loans that are sold and securitized; provided however, that no fulfillment fee shall be due or payable to PLS with respect to any Ginnie Mae mortgage loans. PennyMac Corp. does not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS Agreement, PLS currently purchases loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from PennyMac Corp. at PennyMac Corp.’s cost less an administrative fee plus accrued interest and a sourcing fee ranging from one to two basis points.

In consideration for the mortgage banking services provided by PLS with respect to PennyMac Corp.’s acquisition of mortgage loans under PLS’ early purchase program, PLS is entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by PLS, and (ii) in the amount of $35 for each mortgage loan that PennyMac Corp. acquires thereunder.

Notwithstanding any provision of the MBS Agreement to the contrary, if it becomes reasonably necessary or advisable for PLS to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then PennyMac Corp. has generally agreed with PLS to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to PLS for the performance of such additional services.

In general, the parties to the MBS Agreement have agreed to negotiate in good faith to amend the provisions of the MBS Agreement relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the MBS Agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request may be made before the second anniversary of the execution and delivery of the MBS Agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty (30) days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the MBS Agreement.

No automatic renewal of the MBS Agreement will occur upon the conclusion of the initial term or any renewal period if PennyMac Corp. or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate the MBS Agreement without cause if the MSR Recapture Agreement is terminated by PennyMac Corp. without cause as provided in such agreement, the Servicing Agreement is terminated by the Operating Partnership without cause as provided in such agreement or the Management Agreement is terminated by PennyMac Corp. without cause as provided in such agreement, and (ii) PennyMac Corp. has the right to terminate the MBS Agreement without cause if the MSR Recapture Agreement or the Servicing Agreement is terminated by PLS without cause as provided in each such agreement or the Management Agreement is terminated by PCM without cause as provided in such agreement. The MBS Agreement is further subject to termination under other circumstances, generally including at the election of either party following a specified default or other for-cause event on the part of the other. In the case of a non-renewal or termination of the MBS Agreement, PennyMac Corp. will be entitled under certain circumstances to require that PLS continue to provide correspondent lending services for a specified number of months following the scheduled expiration or termination, in which case the then current fee structure and exclusivity obligations applicable to such services would remain in effect.

MSR Recapture Agreement. Pursuant to the terms of the MSR Recapture Agreement entered into by PLS with PennyMac Corp., if PLS originates any mortgage loans the proceeds of which are used to refinance mortgage loans for which PMT previously held the MSRs (the “recaptured loans”), PLS is generally required to transfer and convey to PennyMac Corp., without cost to PennyMac Corp., on a monthly basis a tiered recapture fee. Such fee shall be equal to 40% of the fair market value of the MSRs relating to the recaptured loans subject to the first 15% of the “recapture rate,” 35% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 15% and up to 30%, and 30% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 30%. The “recapture rate” means, during each month, the ratio of (i) the aggregate unpaid principal balance of all recaptured loans, to (ii) the aggregate unpaid principal balance of all mortgage loans for which PMT held the MSRs and that were refinanced or otherwise paid off in such month. PLS has further agreed to allocate sufficient resources to achieve a recapture rate of at least 15%.

The MSR Recapture Agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

In general, the parties to the MSR Recapture Agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the MSR Recapture Agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request may be made before the second anniversary of the execution and delivery of the MBS Agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty (30) days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the MSR Recapture Agreement.

No automatic renewal of the MSR Recapture Agreement will occur upon the conclusion of the initial term or any renewal period if PLS or PMT delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate the MSR Recapture Agreement without cause if the MBS Agreement is terminated by PennyMac Corp. without cause as provided in such agreement, the Servicing Agreement is terminated by the Operating Partnership without cause as provided in such agreement or the Management Agreement is terminated by PMT without cause as provided in such agreement, and (ii) PennyMac Corp. has the right to terminate the MSR Recapture Agreement without cause if the MBS Agreement or the Servicing Agreement is terminated by PLS without cause as provided in each such agreement or the Management Agreement is terminated by PCM without cause as provided in such agreement. In addition, if the Operating Partnership exercises its right to terminate the Servicing Agreement without cause in connection with sales of one or more mortgage loans serviced thereunder, PLS will be entitled to terminate the MSR Recapture Agreement solely with respect to such mortgage loans. Following any termination of the MSR Recapture Agreement, PLS is prohibited from taking action with respect to the refinancing of the mortgage loans involved in the termination, subject to various exceptions, including an exception with respect to general advertising not targeted exclusively to the borrowers under such mortgage loans.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated Management Agreement, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of June 30, 2020.
10.2	Fourth Amended and Restated Flow Servicing Agreement, between PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC, dated as of June 30, 2020.
10.3	Second Amended and Restated Mortgage Banking Services Agreement, between PennyMac Loan Services, LLC and PennyMac Corp., dated as of June 30, 2020.
10.4	Second Amended and Restated MSR Recapture Agreement, between PennyMac Loan Services, LLC and PennyMac Corp., dated as of June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: July 2, 2020	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer